Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-203193) pertaining to the SolarEdge Technologies, Inc. 2015 Global Incentive Plan, SolarEdge Technologies, Inc. 2007 Global Incentive Plan and SolarEdge Technologies, Inc. 2015 Employee Stock Purchase Plan, of our report dated August 19, 2015 with respect to the consolidated financial statements of SolarEdge Technologies Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2015, filed with the Securities and Exchange Commission.

Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Tel Aviv, Israel
August 20, 2015